Exhibit 4.1

NUMBER	SHARES

MEDWORTH ACQUISITION CORP.

INCORPORATED UNDER THE LAWS OF DELAWARE

COMMON STOCK

SEE REVERSE FOR

CERTAIN DEFINITIONS

This Certifies that	CUSIP 58508R 105

is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK

OF THE PAR VALUE OF $0.0001 EACH

OF

MEDWORTH ACQUISITION CORP.

transferable on the books of the Company in person or by duly authorized attorney upon surrender of this certificate properly endorsed.

 The Company will be forced to liquidate the funds in its trust account if it is unable to complete an initial business combination within eighteen months from the effective date of the Company’s initial public offering, as more fully described in the Company’s final prospectus dated ________, 2013.

This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

           Dated:

CHIEF EXECUTIVE OFFICER	SECRETARY

 The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM –	as tenants in common	UNIF GIFT MIN ACT	_____ Custodian _____ (Cust) (Minor) under Uniform Gifts to Minors Act_____________ (State)
TEN ENT –	as tenants by the entireties
JT TEN –	as joint tenants with right of survivorship and not as tenants in common

Additional Abbreviations may also be used though not in the above list.

MedWorth Acquisition Corp.

The Company will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights.  This certificate and the shares represented thereby are issued and shall be held subject to all the provisions of the Certificate of Incorporation and all amendments thereto and resolutions of the Board of Directors providing for the issue of Preferred Stock (copies of which may be obtained from the secretary of the Company), to all of which the holder of this certificate by acceptance hereof assents.

For value received, ___________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

shares

of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney
to transfer the said stock on the books of the within named Company will full power of substitution in the premises.

Dated

	Notice:	The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).

The holder of this certificate shall be entitled to receive funds from the trust account only in the event of the Company’s redemption of 100% of the shares sold in the Company’s initial public offering upon failure to consummate an initial business combination, if the holder seeks to convert his shares upon consummation of such business combination or in connection with a vote to amend certain provisions of the Company’s Amended and Restated Certificate of Incorporation prior to the consummation of an initial business combination.  In no other circumstances shall the holder have any right or interest of any kind in or to the trust account.